UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K
                                Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES ACT OF 1934.

          Date of Report (Date of Earliest Event Reported):
                              May 31, 2002

                    Commission file number 0-18303

                        SIENNA BROADCASTING, INC.
          (Exact Name of Registrant as specified in its charter)



           Nevada                                          11-2990598
 (State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                      Identification Number)

                             318 S. Maryland Pkwy. Suite 5
                       (Address of principal executive offices)

                              Las Vegas, Nevada 89101
                            (City, State and Zip Code)

                                  (702) 366-0644
                   Company's telephone number, including area code

Item 4.01  Changes in Registrant's Certyfing Accountant.

(a) Previous Independent Auditors:

(i) On May 31, 2002 James E. Slayton, CPA resigned as the independent auditor for the Company and Pollard-Kelly Auditing Services, Inc. was appointed as the new independent auditor for the Company.

(ii) During the two most recent fiscal years and interim period subsequent to May 31, 2002, there were no disagreements with James E. Slayton, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii) James E. Slayton, CPA's report on the financial statements for the year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

(iv) The Company has requested that James E. Slayton, CPA furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC dated December 29, 2004, is filed as an Exhibit to the Form 8-K.

(v) During the two most recent fiscal years and the interim period subsequent to May 31, 2002, there have been no reportable events with James
E. Slayton, CPA as set forth in Item 304(a)(i)(v) of Regulation S-K.


(b) New Independent Accountants:

(i) The Company engaged, Pollard-Kelley Auditing Services, Inc., 3250 W. Market Street, Suite 307, Akron, Ohio 44333 as its new independent auditors as of February 22, 2005. Prior to such date, the Company did not consult with Pollard-Kelley Auditing Services, Inc. (I) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Pollard-Kelley Auditing Services, Inc., or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.


Item 7. Financial Statements and Exhibits

    Letter from James E. Slayton, CPA



February 22, 2005                          SIENNA BROADCASTING, INC.

                                       By   /s/  Scott A. Ervin
                                           ---------------------
                                          Scott A. Ervin, President